UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9114 Adams Ave., #202

Huntington Beach, California 94646

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported on Form 8-K on April 29, 2024, Mosaic ImmunoEngineering, Inc. a Delaware corporation  (the “Company” or “Mosaic”), entered into a binding term sheet on April 26, 2024 (the “Binding Term Sheet”) with Oncotelic Therapeutics, Inc. (“Oncotelic”) whereby the Company intends to acquire certain rights to technologies from Oncotelic, including its clinical stage necroptosis cancer therapies associated with Oncotelic’s vascular disruptive agents (“VDAs”) and related regulatory and clinical packages. The Company will also have access to Oncotelic’s proprietary Artificial Intelligence (“AI”) technologies for identifying immunotherapy combinations. In exchange for the rights to these technologies, the Company would issue Oncotelic shares of its common stock valued at $15.0 million upon execution of the definitive agreement, or a combination common stock and preferred stock to be determined by the parties, along with additional milestones allowing Oncotelic to earn up to an additional $15.0 million in shares of common stock that would be valued at the time of issuance, if earned.

Pursuant to the Binding Term Sheet, the parties agreed to negotiate in good faith towards the execution of the definitive agreement and the closing of the transactions contemplated thereby, which will be subject to customary due diligence and other conditions as described in the Binding Term Sheet.

On December 31, 2024, the Company and Oncotelic agreed to extend the expiration date to June 30, 2025 to allow additional time to enter into a possible transaction under the Binding Term Sheet. The Company and Oncotelic are continuing to pursue a potential transaction under the Binding Term Sheet although there are no guarantees we will enter into any definitive agreement. A copy of the letter extending the term is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

The information in this Item 8.01, including Exhibit 10.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Term Extension Letter dated December 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: January 2, 2025	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

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